UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 15, 2005

VICURON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia PA 19406

(Address of principal executive offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2005, Pfizer Inc., a Delaware corporation (“Parent”), Viper Acquisition Corp., a Delaware corporation and subsidiary of Parent (“Merger Sub”), and Vicuron Pharmaceuticals, Inc., a Delaware corporation (“Vicuron”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Vicuron (the “Merger”) and Vicuron will become a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, upon consummation of the Merger, holders of common stock of Vicuron (other than stockholders who exercise appraisal rights under Delaware law), in each case issued and outstanding immediately prior to the consummation of the Merger, will receive $29.10 per share in cash.

In addition, each option to acquire Vicuron common stock outstanding immediately prior to the consummation of the Merger will, upon consummation of the Merger, be converted into the right to receive an amount in cash equal to the excess of $29.10 minus the exercise price of the option.

The Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the stockholders of Vicuron, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions.

The parties currently expect the Merger to close in the third calendar quarter of 2005; although, there can be no assurances that the Merger will close in that time period.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On June 16, 2005, Vicuron issued a press release announcing the execution of the Merger Agreement, which is attached hereto as Exhibit 99.1. The press release is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On June 15, 2005, Vicuron and American Stock Transfer & Trust Company entered into an Amendment (the “Amendment”) to the Shareholder Rights Agreement, dated as of June 28, 2001, as amended as of July 30, 2002 (the “Rights Agreement”) for the purpose of excluding the Merger and the transactions contemplated by the Merger Agreement from the definition of an event that would cause the separation of the rights pursuant to the Rights Agreement. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Document
2.1	Agreement and Plan of Merger, dated as of June 15, 2005, among Pfizer Inc., Viper Acquisition Corp. and Vicuron Pharmaceuticals, Inc.

4.1	Second Amendment to Shareholder Rights Agreement, dated as of June 15, 2005, by and between Vicuron Pharmaceuticals Inc. and American Stock Transfer & Trust Company

99.1	Text of press release issued by Vicuron Pharmaceuticals Inc., dated June 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICURON PHARMACEUTICALS, INC.
(Registrant)

Date: June 16, 2005	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer